SCHEDULE A

AMENDED AND RESTATED DISTRIBUTION AND SERVICES PLAN (12b-1)

OF ASTON FUNDS

Below are listed the Trust’s separate series of shares under which this Amended and Restated Distribution and Services Plan is to be performed as of the date hereof.

ASTON FUNDS

CLASS N SHARES OF:

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/Montag & Caldwell Balanced Fund

Aston/TAMRO Small Cap Fund

This Schedule “A” may be amended from time to time upon approval of the Board of Trustees of the Trust including a majority of the disinterested Trustees and by vote of a majority of the outstanding shares of beneficial interest effected.

As amended: September 17, 1998

As amended: March 16, 2000

As amended: June 15, 2000

As amended: September 21, 2000

As amended: June 21, 2001

As amended: December 20, 2001

As amended: December 19, 2002

As amended: December 18, 2003

As amended: November 30, 2006

As amended: December 15, 2011

As amended: December 20, 2012

As amended: December 19, 2013

As amended: December 10, 2015